Exhibit 99.1

FOR IMMEDIATE RELEASE

Mellanox Technologies Updates First Quarter Outlook

Revised Outlook Reflects Accelerated Customer Transition from 10 Gigabit Ethernet Adapters to

Mellanox’s 25 Gigabit and Above Ethernet in Data Centers

Announces CFO Transition

SUNNYVALE, CA. and YOKNEAM, ISRAEL – February 21, 2018 – Mellanox Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of high-performance, end-to-end smart interconnect solutions for data center servers and storage systems, today announced updates to its first quarter outlook previously provided on its fourth quarter earnings call and earnings release on January 18, 2018.

First Quarter 2018 Outlook

Mellanox currently projects:

•	Quarterly revenues of $240 million to $250 million

•	Non-GAAP gross margins of 68.5% to 69.5%

•	Non-GAAP operating expenses of $120 million to $122 million

•	Share based compensation expenses of $16.3 million to $16.8 million

•	Non-GAAP diluted share count to be in range of 52.4 million and 52.9 million

“Throughout the first quarter, it has become clear that the trends we experienced at the end of 2017 are holding firm, and customer transition from 10 gigabit per second to 25 gigabit per second Ethernet adapters is accelerating across the board,” said Eyal Waldman, Chief Executive Officer of Mellanox. “We are particularly pleased to see that this widespread adoption of 25 gigabit per second technology covers the majority of customer categories in every major market around the world, a direct result of the strategy we have been executing on in recent years. Our investment in R&D is driving product innovation and sustainable long-term growth, and we are well positioned to capture further market share as the landscape shifts to 25 gigabit per second and beyond. In fact, Mellanox is already offering leading edge 25, 50 and 100 gigabit per second Ethernet solutions. We continue to build momentum and make progress on our financial and operational initiatives, by reducing our operating expense run rate and driving efficiencies in our business, and are confident that our focused investment strategy will continue to deliver positive results into the future.”

CFO Transition

Today, Mellanox also announced that Jacob Shulman has accepted an executive position at a pre-IPO company and will step down as Chief Financial Officer of Mellanox on May 4, 2018, after announcing fiscal first quarter 2018 earnings and signing off on the filing of the first quarter financials with the SEC.

The Company has been identifying and evaluating candidates to succeed Mr. Shulman as CFO with the assistance of an executive search firm.

“On behalf of the Board and management team, I would like to thank Jacob for his financial leadership and contributions to Mellanox,” said Mr. Waldman. “Jacob played an instrumental role in building Mellanox’s solid financial foundation. The Board of Directors, our employees and I are grateful to Jacob for his service and wish him the best as he embarks on an exciting new chapter in his career.”

Mr. Shulman said, “I joined Mellanox because I believed in our strategic direction, and I continue to believe the Company is positioned to serve our customers and deliver value to shareholders. We have made substantial investments in innovation and R&D over the past five years, and I look forward to seeing those investments bear fruit.”

Mr. Waldman continued, “During his tenure at Mellanox, Jacob added talent and strength to our finance team, which will continue to execute as we conduct the search for our next CFO. The Board and I are committed to finding a strong successor, and are actively working to identify a new finance leader with a proven track record of driving profitable growth and taking decisive action to enable margin expansion.”

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About Mellanox

Mellanox Technologies (NASDAQ: MLNX) is a leading supplier of end-to-end InfiniBand and Ethernet smart interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at: www.mellanox.com.

Note: Mellanox is a trademark of Mellanox Technologies, Ltd.

GAAP to Non-GAAP Reconciliation

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition and other charges, settlement costs, restructuring and related charges, and income tax effects and adjustments. Acquisition and other charges include expenses related to acquisitions of other companies and non-routine shareholder matters. Restructuring and related charges include costs that are the result of restructuring, consisting of employee termination and severance costs, facilities related costs, contract cancellation charges, and impairment of long-lived assets. The purpose of income tax effects and adjustments is to exclude tax consequences associated with the above excluded expenses items, as well as the non-cash impact on the tax provision pertaining to changes in deferred tax assets associated with carryforward losses of group entities subject to tax holiday in Israel. The Company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition and other charges, settlement costs, restructuring and related charges, and income tax effects and adjustments because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation, amortization of acquired intangible assets, impairment of long-lived assets, changes related to recognition of deferred taxes and the net impact on the Company’s tax provision for non-GAAP adjustments do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

The Company has not reconciled its non-GAAP gross margins or non-GAAP operating expenses to GAAP gross margins or GAAP operating expenses, respectively, in this press release, because it does not provide an outlook for GAAP gross margins or GAAP operating expenses due to uncertainty and variability of acquired intangibles, acquisition related costs, impairment charged and restructuring costs, which are reconciling items between non-GAAP gross margins and non-GAAP operating expenses, and GAAP gross margins and GAAP operating expenses, respectively. The Company has not reconciled its non-GAAP diluted share count to GAAP diluted share count in this press release because it does not provide an outlook for GAAP diluted share count due to the uncertainty in its GAAP net income (loss) due to variability of GAAP gross margins and operating expenses described above. Because such items cannot be reasonably predicted and could have a significant impact on the calculation of GAAP gross margins, GAAP operating expenses and GAAP diluted share count, a reconciliation of our outlook of these non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included or incorporated by reference in this Current Report, other than statements or characterizations of historical fact, are forward-looking statements, including the Company’s outlook for the three months ending March 31, 2018, statements related to trends in the market for the Company’s solutions and services, opportunities for the Company in the three months ending March 31, 2018 and beyond, and future product capabilities. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company’s industry and business, management’s beliefs and certain assumptions made by the Company, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties that could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of the Company’s product line, customer base and the total available market of the Company’s products, the continued growth in demand for the Company’s products, the continued, increased demand for industry standards-based technology, the Company’s ability to react to trends and challenges in its business and the markets in which it operates, the Company’s ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of the Company’s products, the Company’s ability to establish and maintain successful relationships with its OEM partners, the Company’s ability to effectively compete in its industry, fluctuations in demand, sales cycles and prices for the Company’s products and services, the Company’s success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, the Company’s ability to protect its intellectual property rights, the Company’s ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses, the Company’s success in realizing the anticipated benefits of mergers and acquisitions, and the Company’s ability to obtain debt at competitive rates or in sufficient amounts in order to fund its contractual commitments. Furthermore, the majority of the Company’s quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. The Company has limited visibility into actual end-user demand as such demand impacts the Company and its OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into the Company’s revenue and production forecasts and business planning and could negatively impact its financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for the Company’s products, and negative financial news. Consequently, the Company’s results could differ materially from its prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in the Company’s documents filed with or furnished to the Securities and Exchange Commission (the “SEC”).

More information about the risks, uncertainties and assumptions that may impact our business is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 16, 2018. All forward-looking statements in this press release, including the outlook for the three months ending March 31, 2018, are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update these forward-looking statements.

Important Additional Information and Where You Can Find It

The Company and certain of its directors and executive officers may be deemed to be participants in a solicitation of proxies in connection with the matters to be considered at the Company’s 2018 annual general meeting of shareholders (the “2018 AGM”). Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s definitive proxy statement for its 2017 annual general meeting of shareholders filed with the SEC on March 22, 2017 and reports filed by the Company and Forms 3 and Forms 4 filed by the Company’s executive officers and directors with the SEC after March 22, 2017. These documents are available free of charge at the SEC’s website at www.sec.gov. The Company intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2018 AGM. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2018 AGM, including the schedules and appendices thereto.

The Company intends to furnish its definitive proxy statement and WHITE proxy card for its 2018 AGM to each shareholder entitled to delivery of a proxy, and intends to file such definitive proxy statement and WHITE proxy card with the SEC. THE COMPANY URGES ITS SHAREHOLDERS TO CAREFULLY READ SUCH DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS THERETO), ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Copies of the definitive proxy statement, any solicitation materials and any other documents filed by the Company with the SEC will be made available free of charge at the SEC’s website at www.sec.gov. These documents will also be made available free of charge on the Company’s website at www.mellanox.com or by contacting the Company’s proxy solicitor, Mackenzie Partners, Inc. at mlnxproxy@mackenziepartners.com.

Mellanox Technologies, Ltd.

Investor Contact

Jeffrey Schreiner, +1-408-916-0012

jschreiner@mellanox.com

or

Media Contact

Joele Frank, Wilkinson Brimmer Katcher

Jed Repko, Jeff Kauth, Kaitlin Kikalo

+1-415-869-3950 / +1-212-355-4449

or

Israel PR Contact

Galai Communications Public Relations

Jonathan Wolf, +972 3-613-52-84

yoni@galaipr.com

or

Israel IR Contact

Gelbart Kahana Investor Relations

Emanuel Kahana, +972 3-607-47-17

mano@gk-biz.com